UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
August 2, 2021

Fluidigm Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FLDM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 2, 2021, Fluidigm Corporation (the “Company”) and Silicon Valley Bank (“Lender”) entered into a Fourth Amendment to Loan and Security Agreement (the “Amendment”), which amends the Loan and Security Agreement dated as of August 2, 2018, between the Company and Lender (as amended by the Default Waiver and First Amendment to Loan and Security Agreement dated September 7, 2018, the Second Amendment to Loan and Security Agreement dated November 20, 2019, and the Third Amendment to Loan and Security Agreement, dated as of April 21, 2020, the “Loan Agreement”). The Amendment provides for a new $10.0 million term loan facility in addition to the existing $15.0 million revolving loan facility, and extends the maturity date of the revolving loan facility by one year, to August 2, 2023. One half of the $10.0 million term loan amount ($5 million) was drawn at closing. The term loan will be repaid in 24 monthly payments of principal plus interest beginning on August 1, 2023, with monthly payments of interest-only prior to such date. The final term loan maturity date is July 1, 2025; provided that if by June 1, 2024, the Company’s senior convertible notes due 2024 have not been converted, redeemed or had their maturity date extended beyond January 26, 2026, then the term loan maturity date will be June 1, 2024.

The term loan will bear interest at an annual rate equal to the greater of (i) prime rate (as customarily defined), plus a margin of 0.75% or (ii) 4.00%, with a final payment of 6.50% of the original principal amount due on the earlier of the term loan maturity date or the repayment of the term loan. Subject to certain exceptions, the Company must pay a prepayment fee equal to (i) 3.00% of the outstanding principal balance prepaid if it prepays prior to the first anniversary of the date of the Amendment, (ii) 2.00% of the outstanding principal balance prepaid if it prepays prior to the second anniversary of the date of the Amendment, or (iii) 1.00% of the outstanding principal balance prepaid if it prepays on or after the second anniversary of the date of the Amendment and prior to the maturity date.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement, dated as of August 2, 2021, between Fluidigm Corporation and Silicon Valley Bank.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: August 5, 2021	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer